UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2016

AMERICAN HOMES 4 RENT
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Item 2.02 of this Form 8-K, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.02 Results of Operations and Financial Condition and Exhibits

On August 2, 2016, American Homes 4 Rent (the "Company") issued a press release announcing that its Board of Trustees had declared the quarterly distributions on its common shares and participating and perpetual preferred shares. On August 4, 2016, the Company issued a press release announcing its financial results for the quarter ended June 30, 2016, together with a Second Quarter 2016 Supplemental Information Package. A copy of the press releases and the Second Quarter 2016 Supplemental Information Package are furnished as Exhibit 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2016, the Company issued a press release announcing the election by the Board of Trustees of the Company of Tamara Hughes Gustavson, as a member of the Board of Trustees of the Company, effective August 2, 2016. A copy of the press release is attached as Exhibit 99.4 to this current report on Form 8-K.

Ms. Gustavson, age 54, the daughter of our Chairman of the Board, is a real estate investor and philanthropist and, together with her family, currently owns approximately 25% of the American Homes 4 Rent outstanding common shares and units of its operating partnership. She currently serves on the Board of Trustees of Public Storage, the Board of Trustees of the University of Southern California and the Board of Trustees of the William Lawrence and Blanche Hughes Foundation. During the past five years, Ms. Gustavson has been supervising her personal business investments and engaging in charitable activities.

There have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Ms. Gustavson that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K except as follows:

Concurrently with the completion of the Company’s $225 million offering of its 6.5% Series D Cumulative Redeemable Perpetual Preferred Shares, Ms. Gustavson purchased from the Company a private placement $10 million of these preferred shares at the $25 per share public offering price.

HF Investments 2010, LLC, which is comprised of trusts established by Mr. Hughes (the father of Ms. Gustavson) for certain of his heirs, including Ms. Gustavson’s children, owns 88.66% of American Homes 4 Rent, LLC (“AH LLC”). Disclosure of transactions between the Company and AH LLC has been previously reported in the Company’s proxy statement and other reports filed under the Securities and Exchange Act.

On the effective date of Ms. Gustavson’s election she will receive an initial option to purchase 10,000 common shares. In addition, she will receive an annual cash retainer of $75,000, reimbursement for reasonable out-of-pocket expenses incurred in connection with her duties as trustee and an annual option to purchase 10,000 common shares. The initial and annual option grants vest in four equal annual installments beginning one year from the date of grant.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1—Press Release dated August 2, 2016 concerning the declaration of quarterly distributions

Exhibit 99.2—Press Release dated August 4, 2016 concerning financial results

Exhibit 99.3—Second Quarter 2016 Supplemental Information Package

Exhibit 99.4—Press Release dated August 2, 2016 concerning the election of a new trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2016

AMERICAN HOMES 4 RENT

By:	/s/ Stephanie Heim
Stephanie Heim
Senior Vice President - Counsel